UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

On December 11, 2019, the Company issued 5,188,191 shares of common stock to Carebourn Capital, L. P. (“Carebourn”) in partial satisfaction of its obligations under, and the holder’s election to convert a $3,424 interest portion of, the Company’s convertible promissory note issued to Carebourn on August 29, 2018.

On December 11, 2019, the Company issued 6,464,000 shares of common stock to Auctus Fund LLC (“Auctus”) in partial satisfaction of its obligations under, and the holder’s election to convert a $2,603 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

On December 11, 2019, the Company issued 6,435,450 shares of common stock to GS Capital Partners, LLC (“GS Capital”) in partial satisfaction of its obligations under, and the holder’s election to convert a $4,450 principal portion and $402 interest portion of, the Company’s convertible promissory note issued to GS Capital on March 7, 2019.

On December 13, 2019, the Company issued 7,107,896 shares of common stock to Auctus in partial satisfaction of its obligations under, and the holder’s election to convert a $2,912 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

On December 17, 2019, the Company issued 7,721,500 shares of common stock to Auctus in partial satisfaction of its obligations under, and the holder’s election to convert a $3,206 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

On December 18, 2019, the Company issued 7,300,000 shares of common stock to Crown Bridge Partners, LLC (“Crown Bridge”) in partial satisfaction of its obligations under, and the holder’s election to convert a $3,515 principal portion and $500 of fees of, the Company’s convertible promissory note issued to Crown Bridge on February 5, 2019.

On December 19, 2019, the Company issued 5,188,190 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $3,165 principal portion of, the Company’s convertible promissory note issued to Carebourn on August 29, 2018.

On December 19, 2019, the Company issued 8,471,087 shares of common stock to Auctus in partial satisfaction of its obligations under, and the holder’s election to convert a $1,727 principal portion, $1,670 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

On December 23, 2019, the Company issued 9,152,587 shares of common stock to Auctus in partial satisfaction of its obligations under, and the holder’s election to convert a $2,525 principal portion, $1,185 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

On December 27, 2019, the Company issued 9,609,381 shares of common stock to Auctus in partial satisfaction of its obligations under, and the holder’s election to convert a $2,653 principal portion, $884 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

On December 27, 2019, the Company issued 7,252,369 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $3,989 principal portion of, the Company’s convertible promissory note issued to Carebourn on August 29, 2018.

On December 27, 2019, the Company issued 9,600,000 shares of common stock to Crown Bridge in partial satisfaction of its obligations under, and the holder’s election to convert a $4,300 principal portion and $500 of fees of, the Company’s convertible promissory note issued to Crown Bridge on February 5, 2019.

These issuances of these shares of Company common stock were made in reliance on the exemption from registration provided by Sections 3(a)(9), 4(a)(1) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the registrant held by each shareholder for the requisite holding period, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2019, the Company filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Nevada Secretary of State, pursuant to which the Company increased the authorized shares of capital stock of the Company to 5,000,000,000, consisting of 4,990,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001 (the “Preferred Stock”), with the Preferred Stock issuable in such series, and with such designations, rights and preferences, as the Board of Directors may determine from time to time.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1*	Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State on December 30, 2019.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: December 30, 2019	By:	/s/Barry Hollander
Barry Hollander
Chief Financial Officer